Exhibit 99.1

Matinas BioPharma Announces Notification of NYSE American Continued Listing Deficiency

BEDMINSTER, N.J. (September 22, 2023) – Matinas BioPharma (NYSE American: MTNB), a clinical-stage biopharmaceutical company focused on redefining the intracellular delivery of small molecules and small oligonucleotides with its lipid nanocrystal (LNC) platform technology, today announced that it has received a deficiency letter (“Letter”) from NYSE American LLC (“NYSE American” or the “Exchange”) stating that the Company is not in compliance with the continued listing standards as set forth in Section 1003(f)(v) of the NYSE American Company Guide (“Company Guide”).

The Letter stated that because the Company’s common stock had been trading for a low price per share for a substantial period of time, the Company was not in compliance with Section 1003(f)(v) of the Company Guide. The NYSE American staff determined that the Company’s continued listing is predicated on it demonstrating sustained price improvement within a reasonable period of time or effecting a reverse stock split of its common stock by March 21, 2024, which could be extended under certain circumstances. The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are for the best interests of the Company and its stockholders.

The Letter has no immediate effect on the listing or trading of the Company’s common stock and the common stock will continue to trade on the NYSE American under the symbol “MTNB”. Additionally, the Letter does not result in the immediate delisting of the Company’s stock from the NYSE American. The Company’s receipt of the Letter does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission. The Company is actively engaged in discussions with the Exchange and is developing plans to regain compliance with the NYSE American’s continued listing standards within the cure period.

About Matinas BioPharma

Matinas BioPharma is a biopharmaceutical company focused on delivering groundbreaking therapies using its lipid nanocrystal (LNC) platform delivery technology.

Matinas’ lead LNC-based therapy is MAT2203, an oral formulation of the broad-spectrum antifungal drug amphotericin B, which although highly potent, can be associated with significant toxicity. Matinas’ LNC platform provides oral delivery of amphotericin B without the significant nephrotoxicity otherwise associated with IV-delivered formulations. MAT2203 also allows for safe, longer-term use outside of a hospital setting, which could have substantial favorable pharmacoeconomic impact. MAT2203 was successfully evaluated in the completed Phase 2 EnACT study in cryptococcal meningitis, meeting its primary endpoint and achieving robust survival. MAT2203 will be further evaluated as an oral step-down monotherapy treatment following IV AMB in a single pivotal Phase 3 study in the treatment of aspergillosis in persons with limited treatment options who are unable to be treated with azoles for reasons related to drug-drug interactions, resistance or for whom these antifungal agents are unable to be used for other clinical reasons.

In addition to MAT2203, preclinical and clinical data have demonstrated that this novel technology can potentially provide solutions to many of the challenges standing in the way of achieving safe and effective intracellular delivery of both small molecules and larger, more complex molecular cargos such as RNAi, antisense oligonucleotides, and vaccines. The combination of its unique mechanism of action and flexibility with routes of administration (including oral) positions Matinas’ LNC technology to potentially become a preferred next-generation orally available intracellular drug delivery platform. For more information, please visit www.matinasbiopharma.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s ability to regain compliance with the NYSE American’s continued listing standards, product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate, and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

LHA Investor Relations

Jody Cain

Jcain@lhai.com

310-691-7100

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